POWER OF ATTORNEY


Know all persons by these presents, that the undersigned hereby constitutes and appoints each of David W. Whitehead, Jacqueline S. Cooper and Edward J. Udovich, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the following corporations (each individually, a "Company" and collectively, the "Companies"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16") and Form 144 ("Form 144") pursuant to Rule 144 under the Securities Act of 1933 ("Rule 144") and the rules thereunder:

Companies					Title

FirstEnergy Service Company		President of
					     Ohio Operations

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or 144 and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's reasonable discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Rule 144.



This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Additionally, this Power of Attorney revokes any and all previous Power of Attorney forms for this same purpose which were entered into by the undersigned.

		This Power of Attorney shall be governed by and construed in accordance with the law of the State of Ohio, regardless of the law that might be applied under principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of December 2005.



/S/ James M. Murray
_____________________

James M. Murray
President of Ohio Operations

Signed and acknowledged
in the presence of:


/S/ Jane M. White
_________________________


/S/ Nadine M. Stith
_________________________


State of Ohio		)
		)  ss:
County of Summit 	)


The foregoing Power of Attorney was acknowledged before me this 26th day of December 2005 by James M. Murray.



/S/ Susie M. Hoisten
___________________________
Notary Public
Susie M. Hoisten, Notary Public
Residence - Summit County
State Wide Jurisdiction, Ohio
My Commission Expires Dec. 9, 2006


POWER OF ATTORNEY
James M. Murray